Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF THE ESN GROUP AND ASA

Xcelerate Inc., ESN Group Inc. ASA Africa

Unaudited Proforma Consolidated Balance Sheets

For the Six Months Ended June 30, 2023

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated
Assets

Current Assets:
Cash	$5,639	$10,355	$98,798			$114,791
Accounts receivable		278,961				278,961
Inventory		545,603				545,603
Prepaid expenses		506				506
Total current assets	5,639	835,425	98,798	–		939,861
Property and equipment - Net		14	1,181			1,195
Investment	300,000		5,000	(300,000)	(b)	5,000
Goodwill				633,345	(a)(b)(c)	633,345
Intangible assets	4,000			175,929	(c)(d)	179,929
Deposits		7,038				7,038
Total Assets	$309,639	$842,477	$104,979	$509,274		$1,766,369

Liabilities and Stockholders' Equity:

Current Liabilities:
Accounts Payable	$163,802	$465,367				629,169
Loans payable		206,216		400,000		606,216
Convertible Debt						–
Accrued liabilities		4,227				4,227
Notes payable related parties	356,074			83,000	(a)(b)	439,074
Total Current Liabilities	519,877	$675,809	–	483,000		1,678,685
Total liabilities	519,877	675,809	–	483,000		1,678,685

Stockholders' Equity (Deficit)
Series A Preferred Stock	–					–
Series B Preferred Stock	12		–			12
Common stock	41,844			400	(b)	42,244
Additional paid in capital	8,630,691			199,600	(b)	8,830,291
Retained earnings (deficit)	(8,882,784)	166,668	104,979	(306,832)	(a)(b)(d)	(8,917,970)
Total Stockholders' Equity (Deficit) Xcelerate Inc.	(210,237)	166,668	104,979	(106,832)		(45,423)
Non-controlling interest	–	–	–	133,107	(a)	133,107
Total Stockholders' Equity (Deficit)	(210,237)	166,668	104,979	26,274		87,683

Total Liabilities and Stockholders' Equity (Deficit)	$309,639	$842,477	104,979	$509,274		$1,766,369

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Xcelerate Inc., ESN Group Inc. ASA Africa

Unaudited Proforma Consolidated Income Statements

For the Six Months Ended June 30, 2023

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated

Sales – Net	$–	$1,472,883	$–	$–		$1,472,883
Cost of Sales	–	879,662	–	–		879,662
Gross Profit	–	593,221	–	–		593,221

Operating expenses
Stock based compensation	1,453,500					1,453,500
General and administrative expenses	191,853	706,736	88,718			987,307
Amortization of intangible assets	–	–	–	35,186	(d)	35,186
Total operating expenses	1,645,353	706,736	88,718	35,186		2,475,993
Income (loss) from operations	(1,645,353)	(113,515)	(88,718)	(35,186)		(1,882,772)

Other income (expense)
Interest expense	(157,500)	–	–	–		(157,500)
Total other income (expense)	(157,500)	–	–	–		(157,500)
Loss from operations before income tax	(1,802,853)	(113,515)	(88,718)	(35,186)		(2,040,272)
Provision for income taxes	–	–	–	–		–
Net loss	$(1,802,853)	$(113,515)	$(88,718)	$(35,186)		$(2,040,272)
Less : net loss attributable to non-controlling interest	–	–	–	(101,116	) (e)	(101,116)
Net loss attributable to Xcelerate Inc.	$(1,802,853)	$(113,515)	$(88,718)	$65,931		$(1,939,156)

Basic and fully diluted loss per share	$(0.00)	$–	$–	$–		$(0.00)

Weighted average number of shares outstanding	418,446,072	–	–	–		418,446,072

Notes

(a)	To record ESN acquisition entry and to record debt necessary to consummate the acquisition
(b)	To record ASA acquisition entry and to record debt and 4,000,000 shares of common stock necessary to consummate the acquisition. These shares were valued at $0.05 per share
(c)	To initially allocate approximately 25% of preliminary goodwill to intangible assets
(d)	To record amortization of intangible assets over a three year period as if the acquisition had occurred on January 1, 2023
(e)	To record net loss from non-affiliates for 49% interest

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Xcelerate Inc., ESN Group Inc. ASA Africa

Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2022

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated
Assets

Current Assets:
Cash	$18,815	$10,771	$103,068			$132,654
Accounts receivable		326,660				326,660
Inventory		592,221				592,221
Prepaid expenses		–				–
Total current assets	18,815	929,652	103,068	–		1,051,535
Property and equipment - Net		1	668			669
Investment	210,000	–	10,000	(210,000)	(b)	10,000
Goodwill				633,345	(a)(b)(c)	633,345
Intangible assets				140,743	(c)(d)	140,743
Deposits		7,544				7,544
Total Assets	$228,815	$937,197	$113,736	$564,089		$1,843,837

Liabilities and Stockholders' Equity:

Current Liabilities:
Accounts Payable	$115,132	$384,620				499,752
Loans payable				400,000		400,000
Convertible Debt						–
Accrued liabilities		266,323				266,323
Notes payable related parties	132,067			173,000	(a)(b)	305,067
Total Current Liabilities	247,199	$650,944	–	573,000		1,471,143
Total liabilities	247,199	650,944	–	573,000		1,471,143

Stockholders' Equity (Deficit)
Series A Preferred Stock	–					–
Series B Preferred Stock	12		–			12
Common stock	38,544			400.00	(b)	38,944
Additional paid in capital	7,022,991			199,600.00	(b)	7,222,591
Retained earnings (deficit)	(7,079,931)	286,253	113,736	(342,018)	(a)(b)(d)	(7,021,960)
Total Stockholders' Equity (Deficit) Xcelerate Inc.	(18,384)	286,253	113,736	(142,018)		239,587
Non-controlling interest	–	–	–	133,107	(a)	133,107
Total Stockholders' Equity (Deficit)	(18,384)	286,253	113,736	(8,912)		372,693
Total Liabilities and Stockholders' Equity (Deficit)	$228,815	$937,197	113,736	$564,088		$1,843,837

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Xcelerate Inc., ESN Group Inc. ASA Africa

Unaudited Proforma Consolidated Income Statements

For the Year Ended December 31, 2022

	Xcelerate	ESN Group	ASA	Acquisition
	Inc.	Inc.	Africa	Entries		Consolidated

Sales – Net		$2,672,488				$2,672,488
Cost of Sales		1,519,480				1,519,480
Gross Profit	–	1,153,009	–	–		1,153,009

Operating expenses
Stock based compensation	650,000					796,263
General and administrative expenses	194,609	1,282,952	146,263			340,872
Amortization of intangible assets				70,372	(d)	70,372
Total operating expenses	844,609	1,282,952	146,263	70,372		1,207,507
Income (loss) from operations	(844,609)	(129,943)	(146,263)	(70,372)		(54,498)

Other income (expense)
Interest expense	–	–	–	–		–
Total other income (expense)	–	–	–	–		–
Loss from operations before income tax	(844,609)	(129,943)	(146,263)	(70,372)		(1,191,187)
Provision for income taxes	–	–	–	–		–
Net loss	$(844,609)	$(129,943)	$(146,263)	$(70,372)		$(1,191,187)
Less : net loss attributable to non-controlling interest	–	–	–	(138,103	) (e)	(138,103)
Net loss attributable to Xcelerate Inc.	$(844,609)	$(129,943)	$(146,263)	$67,731		$(1,053,084)

Basic and fully diluted loss per share	$(0.00)	$–	$–	$–		$(0.00)

Weighted average number of shares outstanding	385,446,072	–	–	–		385,446,072

Notes

(a)	To record ESN acquisition entry and to record debt necessary to consummate the acquisition
(b)	To record ASA acquisition entry and to record debt and 4,000,000 shares of common stock necessary to consummate the acquisition. These shares were valued at $0.05 per share
(c)	To initially allocate approximately 25% of preliminary goodwill to intangible assets
(d)	To record amortization of intangible assets over a three year period as if the acquisition had occurred on January 1, 2022
(e)	To record net loss from non-affiliates for 49% interest

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